Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 4, 2009 relating to the financial statements of Société d’Exploitation des Mines d’Or de Sadiola S.A. for the year ended December 31, 2008, included in AngloGold Ashanti Limited’s Annual Report on Form 20-F for the year ended December 31, 2009.

/s/ KPMG Inc.
KPMG Inc.
Registered Auditor
Bloemfontein, South Africa
April 13, 2010